SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported) January 16, 2004
                                -----------------


                         GENESIS TECHNOLOGY GROUP, INC.
          --------------------------- -------------------------------
             (Exact name of registrant as specified in its charter)


     Florida                     33-86347                        65-1130026
    ---------                   --------------------             ------------
   (State of other              (Commission File Number)        (IRS Employer
jurisdiction or incorporation)                              Identification No.)


              777 Yamato Road, Suite 130, Boca Raton, Florida 33431 (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (561) 988-9880
                                 ---------------



          (Former name or former address, if changed since last report)




ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On January 16, 2004, Genesis Technology Group, Inc. (the "Company" or "Genesis") consummated a securities purchase agreement under which Genesis agreed to issue $2,000,000 stated value of its newly created Series A 6% Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") to several institutional investors. The stated value of the Series A Preferred Stock is $10.00 per share. Of this amount, $1,000,000 stated value of the Series A Preferred Stock and related warrants were reserved for issuance upon effectiveness of the Company's registration statement concerning to the transaction and certification of the absence of any default under the provisions of the Series A Preferred Stock. The Series A Preferred Stock is convertible at $0.232 per share. In addition, Genesis issued warrants to purchase 215,517 shares of its common stock at $0.3045 on the initial closing and a similar amount will be issued at the time of the second issuance, subject to adjustment in the event accrued and unpaid dividends are elected to be converted into common stock.

         Genesis will pay a broker's fee to Coastline Capital Partners, an institutional finance division of Western International Securities, Inc., of $90,000 and will issue warrants to purchase a total of 300,000 shares of its common stock exercisable at $0.3045. Genesis has agreed to file a registration statement covering the shares issued and issuable under the Subscription Agreement within 45 days following the above closing.

         The Subscription Agreement and related attachments are included as exhibits to this Form 8-K.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)      Exhibits

99.1     Subscription Agreement
99.2 Articles of Amendment Designating Rights of Series A 6% Cumulative Convertible Preferred Stock
99.3     Form of Warrant



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         GENESIS TECHNOLOGY GROUP, INC.



                                              By: /S/ Gary Wolfson
                                             --------------------------
                                                Gary Wolfson, CEO


DATED:  January 16, 2004